PRESS RELEASE: January 3, 2013


          POWER REIT ANNOUNCES ACQUISITION
             AND DIVIDEND DECLARATION



OLD BETHPAGE, NY: January 3, 2013.   On December 31, 2012, Power REIT
(NYSE Mkt: PW) closed on its acquisition of a fee-simple interest in land beneath one of the largest operational solar farms in New England. The acquisition represents a key milestone in the company's execution of its
infrastructure focused business plan.   The approximately $1 million
acquisition is expected to be immediately accretive to funds from operations ("FFO") per share.

David Lesser, Chairman and CEO, commented: "we are pleased to have completed our first solar farm property acquisition. The property is a mission-critical asset for our solar project tenant, which has made a significant investment in capital improvements on our land. The tenant uses photovoltaic technology that does not have meaningful technology risk and should lead to predictable power generation and cash-flow through
long-term contracts to sell the power.   We believe Power REIT's
investment will generate an attractive risk adjusted rate of return. This investment is representative of Power REIT's goal of building shareholder value through accretive acquisitions intended to increase dividends over time."

In addition to announcing the acquisition, the board of trustees today declared a dividend of $0.10 per share, payable on January 25, 2013 to shareholders of record as of January 14, 2013.

TRANSACTION

The transaction consists of a $1.0 million investment in approximately 54 acres of fee-simple land (the "Property") supporting a 5.7MW solar farm in
Salisbury, Massachusetts ("Salisbury Solar Farm").   Salisbury Solar Farm
is an affiliate of a $282 million solar fund that is managed by Capital Dynamics, Inc., which is a member of the Capital Dynamics group, a $14 billion global private asset manager with headquarters in Switzerland. Completed in the summer of 2012, Salisbury Solar Farm is one of the largest operational solar farms in New England and is currently operating and generating revenue. The solar project consists of approximately 25,000 solar panels, supporting equipment and infrastructure, including interconnection to the grid via a transmission line that runs along the edge of Power REIT's Property. Salisbury Solar Farm is expected to generate approximately 6,700,000 kWh a year and serve the needs of approximately 1,000 homes.

Power REIT formed a wholly owned subsidiary, PW Salisbury Solar, LLC ("PWSS") for the purposes of acquiring the property (PWSS and Power REIT
collectively referred to as "Power REIT").   The Property was acquired
subject to the existing lease agreement (the "Lease") with the Salisbury Solar Farm, which has a remaining term of approximately twenty-one years
with extension options on mutually agreeable terms.   The current annual
rent pursuant to the Lease is $80,800, which is payable quarterly and provides for a 1.0% annual escalation. Power REIT is responsible for real estate property taxes and the tenant is responsible for taxes related to
the solar project.   The transaction price of $1.0 million includes the
assumption of approximately $122,000 of municipal financing provided by the local town. The assumed debt carries a coupon of 5.0% and has a remaining payment term of nineteen years.

Salisbury Solar Farm sells power pursuant to 20-year power purchase agreements (PPAs) with three local municipalities: Triton Regional School District (Moodys: Aa3), city of Newburyport (Moodys: Aa2) and Salisbury (Moodys: Aa3). These PPAs should generate predictable and reliable revenues to Salisbury Solar Farm, which provides an attractive ground lease coverage ratio (tenant revenue / lease payment). Further supporting our investment thesis in the transaction is the substantial capital investment that Salisbury Solar Farm has made on the Property, providing the tenant with a strong financial incentive to pay contracted lease payments pursuant to the Lease.

The Property was previously acquired for the purpose of developing an industrial park and is located approximately 45 miles northeast of Boston, 20 miles south of Portsmouth, New Hampshire and 70 miles southwest of Portland, Maine. With its close proximity to urban centers and excellent access to both I-95 and I-495, we believe this investment will provide Power REIT with attractive current income and the opportunity for long-term capital appreciation through potential repowering of the site via installation of newer solar generation technologies and/or redevelopment opportunities upon lease termination.

TRANSACTION FINANCING AND FINANCING UPDATE

In order to complete the acquisition of the Property, Power REIT received an $800,000 bridge loan ("Bridge Loan") from Hudson Bay Partners, LP, an affiliate of our Chairman and CEO, David H. Lesser. The Bridge Loan has an interest rate of 5% for the first six months during which time Power REIT intends to refinance the Bridge Loan with permanent financing. The company believes the terms of the Bridge Loan are favorable to Power REIT and demonstrates a commitment by Mr. Lesser to support Power REIT's business plan.

Power REIT expects to utilize various financing mechanisms to finance new acquisitions and to re-finance the Bridge Loan, including issuance of common stock or other equity-like securities such as convertible debt or preferred equity, debt and UPREIT contribution transactions. In the second quarter of 2012, Power REIT's $100 million shelf offering on Form S-3/A was declared effective by the Securities and Exchange Commission. The shelf offering provides Power REIT with flexibility to raise equity to fund its growth business plans as required.
Acquisition Strategy in 2013

Power REIT intends to continue executing its strategy to become a diversified infrastructure REIT with a focus on renewable energy assets. Power REIT will also consider investing in other infrastructure asset classes beyond this initial focus. The Company expects to acquire assets that are diversified by asset size, geography and tenants. Power REIT continues to evaluate a significant pipeline of acquisition candidates. There can be no assurance that any of these acquisition targets will result in completed transactions.

DIVIDEND DECLARATION

The board of trustees declared a dividend of $0.10 per share payable on
January 25, 2013 to shareholders of record as of January 14, 2013.   The
board of trustees of Power REIT plans to declare quarterly dividends after the end of each calendar quarter. The company is seeking to grow its dividend per share over time as additional assets are acquired on an accretive basis. There can be no assurance however as to the timing of acquisitions or to the timing or growth in quarterly dividends.

ABOUT POWER REIT

Power REIT is a NYSE market listed real estate investment trust (ticker:
PW) that is focused on the acquisition of real estate related to infrastructure assets, with a core focus on renewable energy assets. In addition to renewable energy, the company is focused on transportation and energy assets. The company's business plan expands its ownership of its wholly-owned subsidiary, Pittsburgh & West Virginia Railroad, which owns 112 miles of railroad track, rights of way and other real estate that is currently leased to Norfolk Southern Corporation under a long-term lease agreement. Power REIT's management team has over 40 years of experience within real estate, REITs, renewable energy and investment banking. Power REIT is actively looking to expand its portfolio of infrastructure real estate investments through accretive acquisitions that will enable the company to grow distributions per share over time.

FORWARD LOOKING STATEMENTS

This press release may contain include forward-looking statements within the meaning of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "would," "should," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this press release regarding Power REIT's future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of the Power REIT's industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. Over time, Power REIT's actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by the Power REIT's forward-looking statements, and such difference might be significant and materially adverse to Power REIT's security holders.

All forward-looking statements reflect the Power REIT's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Power REIT disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause Power REIT's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in Power REIT's registration statement on Form S-3/A filed with the Securities and Exchange Commission (SEC) on May 11, 2012 and other risks described in documents subsequently filed by Power REIT from time to time with the SEC.

INVESTOR RELATIONS

Please contact Power REIT for further information or for business opportunities:

Power REIT
301 Winding Road
Old Bethpage, NY 11804
(T) 212-750-0373
(E) ir@pwreit.com
(W) http://www.pwreit.com/